EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 16, 2004, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the company's Annual Report on Form 10-K for the year ended March 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------

Atlanta, Georgia
March 10, 2005